UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ANN INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

for the

ANNUAL MEETING OF STOCKHOLDERS

to be held on

May 30, 2013

Dear Stockholder:

On May 21, 2013, Michelle Gass resigned from the Board of Directors of ANN INC. (the “Company”) in connection with a new job opportunity. Due to her resignation, Ms. Gass will not stand for election as a Director at the Annual Meeting of Stockholders on May 30, 2013.

Any votes cast for Ms. Gass will not be counted. It is not necessary for you to re-vote your shares if you have already voted or to obtain a new proxy card if you have not yet voted. Proxy cards already returned by stockholders will remain valid and shares represented thereby will be voted at the Annual Meeting in accordance with your instructions unless revoked. If you have already voted and would like to revoke or change your vote on any matter, you may revoke your proxy by following the instructions given under “Can I change my vote after I have voted?” on page 4 of the Company’s 2013 Proxy Statement. The Board of Directors continues to unanimously recommend that shareholders vote FOR all of the current director nominees.

None of the other agenda items presented in the Proxy Statement are affected by this Supplement to the Proxy Statement.

May 24, 2013